EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm -- Meaden & Moore, Ltd.

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 001-33390) pertaining to the THIRD FEDERAL 401(K) SAVINGS PLAN of our report dated June 21, 2023, with respect to the financial statements of the THIRD FEDERAL 401(K) SAVINGS PLAN included in this Annual Report (Form 11-K) as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021.

/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.

Cleveland, Ohio
June 21, 2023